EXHIBIT 23.5


                 CONSENT OF PERSON NAMED TO BECOME A DIRECTOR


            Pursuant to Rule 428 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of U.S. Concrete, Inc., a Delaware corporation ("USC"), in the Prospectus constituting a part of USC's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission pursuant to the Act.

            Dated:  March 19, 1998



                                          /s/   JOHN R. COLSON
                                                John R. Colson